                                                                     Exhibit 5.2


                                 July 17, 2000



Webhire, Inc.
91 Hartwell Avenue
Lexington, Massachusetts 02421

         Re:      REGISTRATION STATEMENT ON FORM S-3
                  ----------------------------------

Ladies and Gentlemen:

                  This opinion is furnished in our capacity as counsel to Webhire, Inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 78,017 shares (the "Shares") of common stock, par value $.01 per share, of the Company.

                  In connection with rendering this opinion, we have examined the Certificate of Incorporation and the Bylaws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we have deemed material; an Amendment No. 1 to a registration statement on Form S-3 under the Securities Act (the "Registration Statement") relating to the Shares and the prospectus contained therein (the "Prospectus"); and such other certificates, receipts, records, and documents as we considered necessary for the purposes of this opinion.

                  We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the Commonwealth of Massachusetts, and the Delaware General Corporation Law.

                  Based upon the foregoing, we are of the opinion that the Shares are duly authorized, legally issued, fully paid and non-assessable by the Company under the Delaware General Corporation Law.

                  The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

Webhire, Inc.
July 17, 2000
Page 2


                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of the Common Stock" in the Prospectus.


                                               Very truly yours,

                                               /s/ McDermott, Will & Emery

                                               McDermott, Will & Emery